040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130217585-44
	Filing Date and Time: 04/01/2013 11:56 AM
	Entity Number: E0160002013-2

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: ACEWAY CORP.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: CORP 95, LLC (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity:

Street Address: | City: | Nevada | Zip Code:

Mailing Address (if different from street address): | City: | Nevada | Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value:	Par value per share: $	Number of shares without par value:
75000000	0.0010	0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	ARMANDO ESPINOZA	2620 REGATTA DR SUITE 102	LAS VEGAS	NV	89128
2)					

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name	Incorporator Signature		
PYRAMID MANAGEMENT, LLC	X PYRAMID MANAGEMENT, LLC		
Address	**City**	**State**	**Zip Code**
2620 REGATTA DR SUITE 102	LAS VEGAS	NV	89128

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X CORP 95, LLC — Date: 4/1/2013

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

This form must be accompanied by appropriate fees.

ADDITIONAL PROVISIONS OF THE ARTICLES OF INCORPORATION

The liability of the officers, directors and agents of this corporation for monetary damages shall be eliminated to the fullest extent permissible under NEVADA law.

This corporation is authorized to provide indemnification of officers, directors and agents to the fullest extent permissible under NEVADA law.

Any amendment, repeal or modification of any provision of this Article shall not adversely affect any right or protection of an officer, director or agent of this corporation existing at the time of such amendment, repeal or modification.